EXHIBIT 10.8

CHANGE IN CONTROL AGREEMENT

THIS CHANGE IN CONTROL AGREEMENT (the “Agreement”) is made by and between Gardenburger, Inc., an Oregon corporation (the “Company”) and Scott C. Wallace (“Employee”).

WHEREAS, the Board of Directors of the Company considers it essential to the best interests of the Company to foster the continued employment of key management personnel including Employee; and

WHEREAS, the parties entered into an employment agreement (the “Employment Agreement”) on January 15, 2001; and

WHEREAS, the Board of Directors of the Company wishes to insure that Employee is focused on and motivated by the desire to obtain maximum value for the Company in the event of a sale or acquisition;

WHEREAS, the Board recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control exists and that it is in the best interests of the Company to enter into this Agreement to minimize any distraction to Employee in the performance of his duties to the Company in the face of a potential Change in Control; and

WHEREAS, the Board has determined that any benefits payable to Employee in connection with a Change in Control should be conditioned on Employee’s agreement (as specified in this Agreement) to provide services to the Company and its successor in the period immediately following a Change in Control transaction, to be available to provide consulting services to the Company’s successor, and to refrain from competing with the Company or its successor during the period specified in this agreement following the Change in Control;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Employee hereby agree as follows:

1.             Effect on Employment Agreement.  The Employment Agreement remains in full force and effect except (a) as expressly provided in a Supplement to Employment Agreement in the form attached to this Agreement as Appendix 1, and (b) to the extent expressly or necessarily modified by provisions of this Agreement.

2.             Term.  This Agreement shall commence on the date last signed and shall continue in effect through December 31, 2004; provided, however, that if a Change in Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of nine (9) months beyond the day in which such Change in Control occurred.  This Agreement shall automatically terminate nine (9) months after a Change in Control unless expressly extended by the Board of Directors.

3.             Limitation of Agreement to Change in Control.  The payments and benefits under this Agreement are intended to compensate Employee for services and refraining from competition during the period following a termination as a result of or in connection with a Change in Control.  If Employee is terminated before a Change in Control and for reasons unrelated to the Change in Control, any payments or benefits will be determined by the Employment Agreement.

4.             Definitions

                4.1  Change in Control.  For the purpose of this Agreement, a “Change in Control” shall mean:

                (a)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control:  (w) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege, other than a conversion privilege in existence as of the date of this agreement), (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 4.1 are satisfied; or

                (b)           Individuals who, as of the  date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office as a director of the Company occurs as a result of either an actual or a threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                (c)           Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions, as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 50% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                (d)           Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 50% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock or such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

                (e)           No Change of Control shall be deemed to have occurred as a result of any acquisition, reorganization, merger, consolidation or other transaction described in this Section 4.1 unless, as a result of such transaction, the subordinated debt and preferred stock of the Company outstanding as of the date of this Agreement, as the same may be amended or modified, shall be retired for cash.

                4.2  Cause.  For purposes of this Agreement, “Cause” shall have the meaning given in the Employment Agreement.

                4.3  CIC Date.  For purposes of this Agreement, “CIC Date” shall mean the closing date on which a Change in Control transaction is completed.

                4.4  Good Reason.  For purposes of this Agreement, “Good Reason” shall exist if:

                (a) The Company undertakes any of the following without Employee’s prior consent:  (i) the assignment to Employee of any duties or responsibilities which result in any diminution or adverse change of Employee’s position, status or circumstances of employment; a change in Employee’s titles or offices that results in any diminution or adverse change of Employee’s position, status or circumstances of employment; or any removal of Employee from or any failure to re-elect Employee to any of such positions, except in connection with the termination of his employment for Cause, retirement, or any other voluntary termination of employment by Employee other than a termination of employment by Employee for Good Reason; (ii) any reduction by the Company in Employee base salary not related to a reduction in the salaries of all executive officers of the Company; (iii) any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which Employee is participating as of the date hereof (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Company which would adversely affect Employee’s participation in or reduce Employee’s benefits under the Benefit Plans or deprive Employee of any fringe benefit enjoyed by Employee as in effect on the date hereof; provided, however, that no termination of employment by Employee for Good Reason shall be deemed to occur based upon this subsection (a)(iii) if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans offered Employee before the action or if the change in benefit plans and programs applies to all executive officers of the Company; (iv) a relocation of Employee, or the Company’s principal offices if Employee’s principal office is at such offices, to a location more than thirty five (35) miles from the location at which Employee was performing his duties as of the date hereof, except for required travel by Employee on the Company’s business to an extent substantially consistent with Employee’s business travel obligations as of the date hereof; (v) any breach by the Company of any provision of this Agreement; (vi) any directive to Employee to perform any act which would expose him to personal legal liability or which, viewed objectively, is likely to constitute an unethical act; or

                (b)  Providing Employee continues his employment with the Company through the 90-day period following the CIC Date, any termination by Employee of his position with the Company or its successor that is effective on or within the 30 days following expiration of such 90-day period following the CIC Date for any reason or for no reason will constitute Good Reason.  For this purpose, if Employee is terminated by the Company without Cause before the CIC Date and such termination is in connection with the Change in Control, Employee will be deemed to have continued his employment through the CIC Date.

5.             Payment in Connection with Termination of Employment.

                5.1  Termination Governed by Employment Agreement.  In the event of (a) any termination of Employee by the Company or termination by Employee before a Change in Control or (ii) termination of Employee by the Company for Cause or termination by Employee without Good Reason after the CIC Date, such termination will be governed by Employee’s existing Employment Agreement and Employee will not be entitled to any severance benefit under this Agreement.  For this purpose, if Employee is teminated by the Company without Cause before the CIC Date and such termination is in connection with the Change in Control, such termination will be deemed to have occurred after a Change in Control.

                5.2  CIC Severance Benefits.  In the event that, after a Change in Control has occurred and during the Term of this Agreement, the Company terminates Employee without Cause or Employee terminates his employment for Good Reason, the Company will pay Employee, in addition to all other amounts due under the Employment Agreement, the following “CIC Severance Benefits” (but only if and to the extent Employee complies with the provisions of Sections 7 and 8 of this Agreement):

                (a) A lump sum payment in an amount equal to Employee’s annual base salary as in effect on the date of termination (or, if higher, the annual base salary as in effect prior to any reduction referred to in Section 4.4(a)(ii)), payable on the later of the CIC Date or 48 hours after the termination;

                (b) Continuation (or reimbursement for the cost of) all health and welfare benefits for Employee and his dependents for a period of 12 months following termination at the same or comparable coverage; and

                (c) Reimbursement of actually incurred relocation expenses (up to a maximum of $20,000)  for moving Executive’s household goods from Portland, Oregon, to Orange County, California,.

Payment of CIC Severance Payments pursuant to this Agreement is in lieu of any severance payment Employee would otherwise be entitled to receive under the Employment Agreement.

6.             Termination Procedure.

(a)           Notice of Termination.  Any termination of Employee’s employment by the Company or by Employee (other than termination due to the death of Employee) hereof shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice, which shall indicate the specific provision in this Agreement relied upon and, if applicable, shall identify in reasonable detail the reason for termination of Employee’s employment under the provision so indicated.

(b)           Date of Termination.  “Date of Termination” shall mean: (i) if Employee’s employment is terminated by his death, the date of his death, or (ii) if Employee’s employment is terminated pursuant to any other reason or Section of this Agreement, the date of termination shall be the date that Notice of Termination is issued.

7.             Transition Employment.  In consideration of, and as a condition to receiving the severance benefits described in Section 5 of this Agreement, Employee agrees that, if Employee is terminated as a result of a Change in Control, he shall, if requested by the buyer or acquiror, remain employed for a transition period of a mutually agreeable term not to exceed three (3)

months.  The Company shall pay to Employee his usual and customary salary and benefits equal to the amount payable to him immediately before the Change in Control.  Nothing herein, however, shall delay any payment required to be made to him by virtue of the Employment Agreement or the provisions of this Agreement.

8.             Post Termination Services. In consideration of, and as a condition to receiving the severance benefits described in Section 5 of this Agreement, Employee agrees as follows:

                8.1  Consulting.    Employee agrees to make himself available for a period of three years following the expiration of the transition employment described in Section 7 to provide consulting services to the Company (for purposes of this Section 8, references to the Company include its successor in the Change in Control transaction) on the following terms and conditions:

                (a)           Employee will provide consulting services via telephone, electronic mail, and/or facsimile communication (or in person at a location to be mutually agreed upon by Employee and the Company), at times mutually determined by Employee and the Company.  Employee will not be required (without his prior consent) to provide consulting services for more than 20 hours in any calendar month or in a location outside of Portland, Oregon and Employee will not be required to provide services that interfere with other regular employment Employee may have.  Employee will be available in person in the Company’s offices only if and to the extent that the Company and Employee mutually agree that the nature of consulting services to be provided by Employee require his personal presence in the Company’s offices.

                (b)           Employee will be entitled to compensation at the rate of $100 per hour for consulting services performed for the Company.

                (c)           For all purposes, including that of determining Employee’s eligibility to participate in the Company’s employee benefit plans, Employee’s relationship to the Company during the consulting period will be that of an independent contractor and not an employee.

                (d)           Employee will continue to hold confidential for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company obtained by Employee during his employment by the Company or during the consulting period.

                8.2           Noncompetition.  Employee agrees to execute at the request of the Company following a Change in Control a new Noncompetition Agreement in the form attached to this Agreement as Appendix 8.2.  The Company and Employee mutually agree that whether or not a Change in Control occurs and whether or not Employee enters into the new Noncompetition Agreement described in this Section 8.2, the noncompetition provisions of Employee’s Employment Agreement will remain in full force and effect.

9.             Miscellaneous.

(a)           Notices.  All notices, consents and other communications required or authorized to be given by either party to the other under this Agreement shall be in writing and shall be deemed to have been given or submitted (i) upon actual receipt if delivered in person or by facsimile transmission with confirmation of transmission, (ii) upon the earlier of actual receipt or the expiration of two (2) business days after sending by express courier (such as U.P.S. or Federal Express), and (iii) upon the earlier of actual receipt or the expiration of seven (7) business days after mailing if sent by registered or certified mail, postage prepaid, to the parties at the following addresses:

To the Company:	Gardenburger, Inc.
1411 SW Morrison St., Suite 400
Portland, OR 97205
Fax Number: 503-205-1576
Attn: Director, Human Resources

To Employee:	Scott C. Wallace
At the last address and fax number
Shown on the records of the Company

Employee shall be responsible for providing the Company with a current address.  Either party may change its address (and facsimile number) for purposes of notices under this Agreement by providing notice to the other party in the manner set forth above.

(b)           Assignment.  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective executors, administrators, heirs, personal representatives and successors, but, except as hereinafter provided, neither this Agreement nor any right hereunder may be assigned or transferred by either party hereto, or by any beneficiary or any other person, nor be subject to alienation, anticipation sale, pledge, encumbrance, execution, levy or other legal process of any kind against Employee, Employee’s beneficiary or any other person.  Notwithstanding the foregoing, any person or business succeeding to all or substantially all of the business of the Company by stock purchase, merger, consolidation, purchase of assets or otherwise, shall be bound by and shall adopt and assume this Agreement, and the Company shall obtain the express assumption of this Agreement by such successor.

(c)           No Obligation to Fund.  The agreement of the Company (or its successor) to make payments to Employee hereunder shall represent the unsecured obligation of the Company (and its successor), except to the extent (i) the terms of any other agreement, plan or arrangement pertaining to the parties provide for funding; or (ii) the Company (or its successor) in its sole discretion elects in whole or in part to fund the Company’s obligations under this Agreement pursuant to a trust arrangement or otherwise.

(d)           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon, except to the extent otherwise expressly provided in this Agreement.

(e)           Arbitration of Disputes; Expenses.  All claims by Employee for compensation and benefits under this Agreement shall be directed to and determined by the Director, Human Resources, and shall be in writing.  Any denial by the Director, Human Resources, of a claim for benefits under this Agreement shall be delivered to Employee in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon.  The Director, Human Resources, shall afford a reasonable opportunity to Employee for a review of a decision denying a claim and shall further allow Employee to appeal to the Chief Executive Officer a decision of the Director, Human Resources, within sixty (60) days after notification by the Director, Human Resources, that Employee’s claim has been denied.  Any further dispute or controversy arising under or in connection with this agreement shall be settled exclusively by arbitration in Portland, Oregon, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect.  The arbitration award shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction.  In the event either party incurs legal fees and other expenses with relation to an action seeking to obtain or to enforce any rights or benefits provided by this Agreement and is successful, in whole or in part, in obtaining or enforcing any such rights or benefits through settlement, arbitration or otherwise, the non-prevailing party shall promptly pay the prevailing party’s reasonable legal fees and expenses incurred in enforcing this Agreement and the fees of the arbitrator(s).  Except to the extent provided in the preceding sentence, each party shall pay its own legal fees and other expenses associated with any dispute; provided, however, that the fee for the arbitrator(s) shall be shared equally.

(f)            Consulting and Subsequent Employment.  Nothing in this Agreement shall preclude the Company or its successors from employing Employee in a consulting or regular employment capacity following termination of employment and following the consulting period described in Section 8.1 under the conditions of this Agreement.

(g)           Amendment.  This Agreement may only be amended by a written instrument signed by the parties hereto, which makes specific reference to this Agreement.

(h)           Severability.  If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

(i)            Other Benefits.  Except as set forth herein, nothing in this Agreement shall limit or replace the compensation or benefits payable to Employee, or otherwise adversely affect Employee’s rights, under any other benefit plan, program or agreement to which Employee is a party.

10.           Release of Claims.  As a precondition to receipt of the CIC Severance Benefits provided in Section 5.2 of this Agreement, Employee acknowledges and understands that he must sign a Waiver and Release of Claims Agreement.  Such Agreement shall be substantially similar to the Agreement attached as Appendix 10.  Employee understands that he will not be entitled to receive any payments until he executes and delivers the Waiver and Release of Claims Agreement, and the revocation period set forth in the Waiver and Release of Claims Agreement has run.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officers, and Employee has set his hand, as of the date last signed.

GARDENBURGER, INC.

/s/ Scott C. Wallace	By:	/s/ Lorraine Crawford
Scott C. Wallace		Lorraine Crawford

“Employee”	Title:	Vice President, Finance

Date:	April 30, 2003	Date:	April 30, 2003

APPENDIX 8.2

Form of

NONCOMPETE AGREEMENT

                THIS AGREEMENT is entered into as of [DATE], by and between GARDENBURGER, INC., an Oregon corporation (“the Company”) and SCOTT C. WALLACE (“Executive”).  In consideration of the mutual covenants and the other terms and conditions set forth in this Agreement, the parties agree as follows:

RECITALS

                A.            Executive and the Company are parties to an employment agreement dated January 15, 2001 (the “2001 Agreement”), and a Supplement to Employment Agreement (the “Supplement”) dated April      , 2003; together these agreements (collectively the “Employment Agreement”) govern Executive’s employment with the Company.

                B.            Executive and the Company are parties to a change in control agreement (the “CIC Agreement”) dated      .

                C.            As a result of a transaction dated                   , the provisions of the Change and Control Agreement have taken effect (will take effect).

                D.            Company wishes to ensure that the Company’s new management will have the benefit of protection from competition by Executive over a larger geographical area and longer period of time than otherwise provided for by the Employment Agreement.

                NOW THEREFORE in consideration of the mutual promises herein, and for other good and valuable consideration, the parties agree as follows:

1. NONCOMPETITION

                1.1 Covenants.  Executive will not, throughout North America, Europe or Asia either individually or as a director, officer, partner, employee, agent, representative, or consultant with any business, directly or indirectly for three years following a change in control:

                (a) Engage or prepare to engage in the business of frozen or refrigerated products which contain Imitation Meat products exclusively or as a primary ingredient.  Notwithstanding anything herein, Executive shall not be restricted from engaging or preparing to engage in activities for a business that has as a separate product line or division Imitation Meat products as described above, so long as Executive does not personally work in that division or with that product line;

                (b) Induce or attempt to induce any person who is an employee of the Company to leave the employ of the Company; or

                (c) Solicit, divert, or accept orders for products or services that are substantially competitive with the products or services sold by the Company from any customer of the Company, or suggest, request, or encourage any suppliers or customers of the Company to

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curtail, reduce, or cancel their business done with the Company, or otherwise solicit for himself or any other person or entity any business of the Company.

                1.2 Severability.  While Executive acknowledges that the restrictions contained herein are reasonable, if any term or condition of this Section 1 is determined to be unenforceable because of its scope, duration, geographical area or similar factor, the court or arbitrator making such determination will have the power to reduce or limit such scope, duration, area, or other factor, and such covenant will then be enforceable in its reduced or limited form.

2. GENERAL TERMS AND CONDITIONS

                2.1 Effect on Prior Agreements.  This Agreement contains the entire understanding between the parties concerning the subject matter of this Agreement and supersedes any prior agreements (express or implied, oral or written) concerning the subject matter of this Agreement, other than the provisions of the Employment Agreement and the CIC Agreement.

                2.2 Successors and Assigns.  This Agreement will inure to the benefit of any successors or assigns of the Company.

                2.3 Sale Bonus.  Receipt of the sale bonus identified in the CIC Agreement is contingent upon Executive executing this non-competition agreement.

                2.4 Modification and Waiver.

                (a) This Agreement may be modified or amended only by a written instrument signed by both parties.

                (b) No term or condition of this Agreement will be deemed to have been waived, nor will there be any estoppel against the enforcement of any provision of this Agreement, except by a written instrument signed by the party charged with such waiver or estoppel.  No such written waiver will be deemed a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and will not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

                2.5 Severability.  If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity will not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof will to the full extent consistent with law continue in full force and effect.

                2.6 Headings for Reference Only.  The headings of sections herein are included solely for convenience of reference and will not control the meaning or interpretation of any of the provisions of this Agreement.

                2.7 Governing Law.  This Agreement will be governed by the laws of the state of Oregon.

                2.8 Not an Employment Relationship.  Executive agrees and acknowledges that this non-competition agreement is entered into in connection with a change in control and not related to his employment as contemplated by ORS 653.295(2), and as such is not governed by the provisions of ORS 653.295(1).  Moreover, Executive agrees that if for any reason the terms of this Agreement are voided because of any action taken by Executive, he will forthwith return all consideration paid hereunder.

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                2.9  Attorney Fees.  In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), the prevailing party will be entitled to recover, in addition to other costs, the reasonable attorney fees incurred by the prevailing party in connection with such suit, action, or arbitration, and in any appeal therefrom.  The determination of who is the prevailing party and the amount of reasonable attorney fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorney fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorney fees incurred in such confirmation proceedings).

                The parties have executed this Noncompete Agreement as of the date stated above.

Scott C. Wallace

GARDENBURGER, INC.

By:
Lorraine Crawford
Vice President, Finance

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APPENDIX 10

Form of

SEPARATION AGREEMENT AND RELEASE

                THIS Separation Agreement and Release (this “Agreement”) is made and entered into this       day of           by and between GARDENBURGER, INC., an Oregon corporation (“Gardenburger”), formerly known as Wholesome and Hearty Foods, Inc., and Scott C. Wallace (“Employee”) in order to provide the terms and conditions of Employee’s termination of employment, and to fully and completely resolve any and all issues that Employee might have in connection with Employee’s employment with Gardenburger or the termination thereof;

                NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, the parties agree as follows:

                1. Separation. Employee is currently employed at Gardenburger.  Employee’s employment will terminate effective                        (the “Termination Date”)

                2. Pay.

                                2.1 Wages.  From the date of this Agreement through the Termination Date, Gardenburger will continue to pay Employee, on Gardenburger’s normal bi-weekly pay dates, all wages owing to Employee.

                                2.2 Severance Pay.  Gardenburger agrees to pay Employee the severance benefits described in the Change in Control Agreement between Gardenburger and Employee dated effective April    , 2003 (the “CIC Agreement”).

                                2.3 Withholdings.  All compensation paid to Employee under this Section 2 shall be subject to the customary withholding of federal and state income tax and other deductions required by law, or otherwise authorized, with respect to compensation paid by a corporation to an employee.

                                2.4 Accruals. Employee agrees to accept a payment of the sum of  $        in full satisfaction of any accrued vacation pay or other form of accrued compensation benefits owing to Employee from Gardenburger, except for any amounts to which Employee may be entitled under Gardenburger’s 401(k) plan.

                                2.5 Payment in Full.  Employee acknowledges that, other than the severance to be paid under this Agreement and the CIC Agreement, Gardenburger has paid Employee in full any and all sums due related to Employee’s employment with Gardenburger.

3 Release of Claims

3.1 In return for the benefits conferred by this Agreement, which Employee acknowledges that Gardenburger had no legal obligation to provide, Employee, hereby releases and forever discharges Gardenburger, its predecessors, successors and assigns, and its past, present, and future insurers, representatives, officers, trustees, shareholders, directors, agents, attorneys, and

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employees, and their respective successors, assigns, executors, and administrators (collectively, the “Releasees”), of and from any and all claims, charges, complaints, actions, causes of action, liability, damages, costs, attorney fees, expenses of whatever nature, and demands of any kind (including without limitation those based in tort, contract, or statue, including without limitation, applicable state civil rights laws, Title VII of the Civil Rights Act of 1964, the Post-Civil War Rights Act, the Age Discrimination in Employment Act, 29, USC 621 et seq, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act of 1963, and any regulations under such laws) up to and including the date set forth below, whether known or unknown, foreseen or unforeseen, asserted or unasserted.

                                3.2 Without limitation on the foregoing, Employee hereby accepts the payments set forth herein in full settlement and satisfaction of all claims, charges, complaints, actions, causes of action, and demands against Gardenburger or any of the Releasees of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past, present, or future on account of or in any way related to or arising from the employment relationship existing between them or the termination of that relationship.  Employee agrees that Employee is lawfully entitled to no payments, wages, compensation, or benefits from Gardenburger except as set forth in this Agreement, and except for any amounts to which Employee is entitled under the terms of Gardenburger’s 401(k) plan and under the stock option agreements entered into between Gardenburger and Employee.

                                3.3. Employee represents that Employee has no claims against or relating to Gardenburger pending or filed with any local, state, or federal agency as of the date this Agreement is signed; and that if any such claims are pending or filed, they will be immediately withdrawn or dismissed.  Employee agrees that Employee will not assert any court action, lawsuit, or any to Employee’s claims against Gardenburger or any other Releasees arising out of or in connection with any of the foregoing released claims, including without limitation any action, lawsuit, or claim arising out of or in connection with the employment relationship existing between Gardenburger and Employee or the termination of that relationship other than one based upon an alleged violation of this Agreement.

                                3.4 Gardenburger hereby releases and forever discharges Employee and Employee’s heirs, successors, beneficiaries, agents and attorneys, and their respective successors, assigns, executors, and administrators, of and from any and all charges, complaints, actions, causes of action, liability, damages, costs, attorney fees, expenses of whatever nature and demands of any kind (including without limitation those based in tort, contract, or statue) arising from or based on claims of which any current member of Gardenburger’s Board of Directors has actual knowledge as of the date of this Agreement.

                4. No Admission of Liability.  Nothing in this Agreement shall operate or be interpreted as an admission of liability as to any of the claims, charges, actions, or lawsuits released hereby.

                5. Employee Given 7 days to Consider Agreement.  Gardenburger hereby advises Employee in writing to consult with an attorney before signing this Agreement and that Employee has a period of at least 7 days to consider whether to execute this Agreement.  For

purposes of this 21-day waiting period, Employee acknowledges that a form of this Agreement was delivered to Employee on             . Employee understands that Employee may accept this agreement at any time during the 21-day waiting period by signing and delivering it to Gardenburger.

                6. Revocation.  After signing the Agreement and delivering it to        , Employee may revoke this Agreement by written notice, delivered to        , within seven days following his or her date of signature as set forth on page 5 of this Agreement.  This Agreement becomes effective and enforceable after the seven-day period has expired, without revocation.

                7. Confidentiality.  Employee agrees to keep the terms of this Agreement, specifically including without limitation, the amount of the severance pay, and the fact that Employee received severance pay, strictly confidential.  Employee may disclose the terms of this Agreement to Employee’s spouse or significant other, or Employee’s accountant, attorney and taxing authorities only as may be necessary for Employee’s financial affairs or as required by law.

                8. Non-Disparagement.  Employee agrees to not make any derogatory remarks of any nature whatsoever at any time about Gardenburger, its past or present employees or its products either, publicly or privately, unless required by law, during or after Employee’s employment with Gardenburger.

                9. Employee Proprietary Rights and Confidentiality Agreement; Employee Non-Competition Agreement.  Employee acknowledges and reaffirms Employee’s obligations under the Employee Proprietary Rights and Confidentiality Agreement and Employee’s Employment Agreement with Gardenburger dated January 15, 2001, and the Noncompetition Agreement entered into between Gardenburger and Employee as of the date of this Agreement pursuant to the provisions of the CIC Agreement.  The terms of such Employee Proprietary Rights and Confidentiality Agreement, Employment Agreement, and Non-Competition Agreement are hereby incorporated herein and made a part of this Agreement.  Employee agrees to strictly comply with the terms of such Agreements.

                10. Return of Property.  Employee agrees to and hereby represents that Employee has returned to Gardenburger all of Gardenburger’s property in Employee’s possession or under Employee’s control.

                11. Miscellaneous.

                11.1 Entire Agreement.  This document, together with the obligations of Employee set forth in the CIC Agreement, the Employee Proprietary Rights and Confidentiality Agreement, the Employment Agreement, and the and Non-Competition Agreement described in Section 9 of this Agreement supersedes and replaces all other written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto.  There have been no representations or commitments by Gardenburger to make any payment or perform any act other than those expressly stated in such agreements.

                11.2 Waiver.  No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

                11.3 Binding Effect.  All rights, remedies and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their respective heirs, personal representatives, administrators, successors and permitted assigns; provided, however, that the obligations of Employee are personal and shall not be assigned by her.

                11.4 Amendment.  No supplement, modification or amendment of this Agreement shall be valid, unless the same is in writing and signed by all parties hereto.

                11.5 Severability.  In the event any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.

                11.6. Arbitration.   Any dispute between the parties, including, without limitations, any dispute concerning or arising under this Agreement, shall be settled by binding arbitration using the Arbitration Service of Portland, Inc., and the rules and procedures thereof.  The arbitration shall be conducted in Portland, Oregon, before a single arbitrator.  A party substantially prevailing in the arbitration shall also be entitled to recover such amount for its costs and reasonable attorneys fees incurred in connection with the arbitration as shall be determined by the arbitrator.  Judgement upon the arbitration award may be entered in any court having jurisdiction.  Nothing herein, however, shall prevent either party from resorting to a court of competent jurisdiction in those instances where injunctive relief may be appropriate.  In the event of such litigation in the courts, the prevailing party shall be entitled to recover its reasonable attorney fees and other costs incurred in connection with that action or proceeding, including such costs and attorney fees incurred in connection with any appeal or petition for review.

                11.7 Knowing and Voluntary Agreement; No Pressure or Coercion.  Employee acknowledges and agrees that the only consideration for this Agreement is the consideration expressly described herein, that Employee has carefully read the entire Agreement, that Employee has had the opportunity to review this Agreement and to have it reviewed and explained to Employee by an attorney and financial counsel of Employee’s choosing, that Employee fully understands it’s final and binding effect, and that Employee is signing this Agreement voluntarily, with the full intent of releasing Gardenburger from all claims, without any undue pressure or coercion from Gardenburger.

GARDENBURGER, INC.
Signed:		By:
Scott C. Wallace
Title:
Date:		Date: